Exhibit 10.2

GLOBAL GUARANTY AGREEMENT
This Global Guaranty Agreement (this “Guaranty”) is made as of September 15, 2025 by INNVENTURE LLC, a limited liability company organized under the laws of Delaware (the “Guarantor”), in favor of YA II PN, LTD. (“YA II” or the “Creditor”), with respect to all obligations of INNVENTURE, INC., a corporation incorporated under the laws of the State of Delaware (the “Debtor”) owed to the Creditor.
RECITALS

WHEREAS, the Creditor and the Debtor have entered into a Securities Purchase Agreement (the “Agreement”) on September 15, 2025 pursuant to which the Creditor shall provide loans to the Debtor, to be evidenced by convertible debentures (the “Convertible Debentures”) to be issued by the Debtor to the Creditor, in the amount of up to $15 million;
WHEREAS, it is a condition precedent to Debtor being permitted to loan, invest, transfer or “downstream” any cash proceeds, or assets or property acquired with cash proceeds from the issuance and sale of the Convertible Debentures to the Guarantor that the Guarantor enter into this Guaranty; and
WHEREAS, the Guarantor is a wholly owned subsidiary of the Debtor.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor covenants and agrees as follows:
1.     Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Creditor the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Debtor to the Creditor contained in the Convertible Debentures and the Transaction Documents (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Creditor first attempt to collect or require the performance of any of the Obligations from the Debtor or resort to any security or other means of obtaining their payment. Should the Debtor default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Creditor, without demand or notice of any nature all of which are expressly waived by the Guarantor.
2.    Limited Guaranty. The liability of the Guarantor hereunder shall be limited to the amount of the Obligations due to the Creditor.
3.    Waivers by Guarantor; Creditor’s Freedom to Act. The Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Creditor with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Creditor to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of, or alteration of the terms of, any Obligation or any portion thereof unless entered into by the Debtor and the Creditor; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation unless entered into by the Debtor and the Creditor; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Creditor may have against any collateral or other means of obtaining payment or performance of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Creditor might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; (vii) the failure to obtain or maintain a right of contribution for the benefit of the Guarantor; (viii) errors or omissions in connection with the Creditor’s administration of the Obligations (except behavior constituting bad faith); or (ix) any other act or omission that might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor (other than payment or performance in full of the Obligations), all of which may be done without notice to the Guarantor.
4.    Unenforceability of Obligations Against Debtor. If, for any reason, the Debtor is under no legal obligation to discharge or perform any of the Obligations, or if any of the Obligations have become irrecoverable from the Debtor by operation of law or for any other reason (other than payment or performance in full of the Obligations), this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.
5.    Subrogation; Subordination. Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against the Debtor arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Creditor in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Debtor in respect of any liability of the Guarantor to the Debtor; and the Guarantor waives any benefit of and any right to participate in any collateral that may be held by the Creditor. The payment of any amounts due with respect to any indebtedness of the Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Debtor to the Guarantor until the Obligations shall have been paid or performed in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Creditor and be paid over to the Creditor on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
7.     Termination; Reinstatement. This Guaranty is irrevocable and shall continue until such time as the Obligations have been indefeasibly paid or performed in full. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.
8.     Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Creditor and the Creditor’s shareholders, officers, directors, agents, successors and assigns.
9.     Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Guarantor and the Creditor. No failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
10.    Notices. All notices and other communications called for hereunder to the Creditor or the Debtor shall be made in writing as provided in the Agreement. All notices and other communications called for hereunder to the Guarantor shall be made in writing as provided on Schedule I attached hereto or as the Guarantor may otherwise notify the Creditor.
11.     Governing Law; Consent to Jurisdiction. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York, New York County and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit’s being made upon the Guarantor by mail at the address set forth at the head of this Guaranty. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.
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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

INNVENTURE LLC

By: /s/ David Yablunosky
Name: David Yablunosky
Title: Chief Financial Officer

Schedule I
The Guarantor

Innventure LLC
6900 Tavistock Lakes Blvd, Suite 400
Orlando, FL 32827
Attention: Suzanne Niemeyer, General Counsel
Telephone: (610) 996-1767
E-Mail: legalnotices@innventure.com

With copy to:

Jones Day
1221 Peachtree Street, N.E., Suite 400
Atlanta, GA 30361
Attention: Joel T. May, Esq.
Telephone:  (404) 581-8967
E-Mail:  jtmay@jonesday.com

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